Exhibit 99.1

Marvell Technology Group Ltd. Reports Preliminary Revenue for
First Quarter of Fiscal 2008

Santa Clara, California (May 17, 2007) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications, and consumer silicon solutions, today reported preliminary, unaudited revenue for its first fiscal quarter ended April 28, 2007.

Net revenue for the first quarter of fiscal 2008 was $635.1 million, an increase of 22% over net revenue of $521.2 million for the first quarter of fiscal 2007 and a 2% sequential increase from net revenue of $622.0 million for the fourth quarter of fiscal 2007.

All results reported are preliminary because of Marvell’s previously announced internal review by a special committee of its Board of Directors relating to the Company’s historical stock option practices and related accounting matters. Although the special committee has completed its internal review of the Company’s historical stock option practices and related accounting matters, the Company does not expect to be in a position to announce additional financial results for the first fiscal quarter ended April 28, 2007 until the Company has completed the restatement of its historical financial statements.  Please refer to the Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on October 3, 2006, October 17, 2006, April 2, 2007 and May 8, 2007 for further information about the internal review and the determination to restate historical financial statements.  Marvell does not expect to be in a position to file its Form 10-Q for the first quarter of fiscal 2008 by the June 7, 2007 filing deadline.

“The growth in our Q1 revenues was limited due to an overall weaker demand environment across some of our markets” stated Dr. Sehat Sutardja, Marvell’s President and CEO.  “Despite the seasonal softness, we continue to be excited about the progress we are making in applying our technologies to serve additional large market opportunities which should enable us to deliver solid long term growth.”

Marvell will be conducting a conference call today at 1:45 p.m. PDT to discuss its first quarter business.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until May 17, 2008.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  These statements include those relating to financial results for the first quarter of fiscal 2008, expectations regarding the announcement of additional financial results for its first quarter of fiscal year 2008, expectations regarding the filing of our Form 10-Q for the first quarter of fiscal 2008 and the Company’s ability to deliver solid long term growth.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the discovery of additional information relevant to the special committee’s review, any additional conclusions that may be reached by the Company’s management or the audit committee of the Company’s board concerning matters relating to the Company’s stock option grants, the timing of the completion by the Company’s independent auditors of its audit process regarding the Company’s financial statements, actions that may be taken or required as a result of the special committee’s review, and actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices.  As a result of these factors, and when Marvell files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the special committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the section titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, the sections titled “Additional Risk Factors” in Marvell’s current report on Form 8-K filed on October 17, 2006 and “Other Events” in Marvell’s current report on Form 8-K filed on April 2, 2007, and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell.  All other trademarks are the property of their respective owners.